                       TECHNOLOGY APPLICATION AGREEMENT

     THIS TECHNOLOGY APPLICATION AGREEMENT ("Agreement") is made the 29th day of November, 1988, by and between MACROVISION CORPORATION, a California Corporation ("Macrovision"), having its principal place of business at 10201 Torre Avenue, Suite 330, Cupertino, California 95014, and VICTOR COMPANY OF JAPAN, LIMITED, ("Rights Owner"), having its principal place of business at 8-14, Nihonbashi-Honcho 4-Chome, Chuo-ku, Tokyo 103, Japan.

                                  RECITALS

   A. Macrovision has all right, title and interest in and to certain patent applications and inventions relating to a certain video signal protection process which is defined as the "Macrovision Anticopy Process" in Section 1.1 hereof.

   B. Rights Owner has the exclusive right to manufacture and sell prerecorded video cassettes of certain motion pictures and/or certain other videographic materials which are defined as the "Pictures" in Section 1.3 hereof.

   C. The parties desire to enter into this Agreement for the application of the Macrovision Anticopy Process to prerecorded video cassettes of the Pictures manufactured and distributed within the Territory (as defined in Section 1.5 hereof).

                                   AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual convenants hereinafter set forth, the parties agree as follows:

   1.  DEFINITIONS

       For purposes of this Agreement, the following words and phrases shall have the following meanings:

   1.1 "Macrovision Anticopy Process" shall mean the process of modifying a video signal by the addition of a plurality of bipolar pulse pairs during selected lines of the vertical blanking interval, which process has been granted United States Patent Number 4,631,603 and is the subject of Japan Patent Application Number 86-087236 filed April 17, 1986.

   1.2 "Processor" shall mean the equipment including and containing the electrical circuitry required to apply the Macrovision Anticopy Process to the Cassettes.

   1.3 "Pictures" shall mean motion pictures and other videographic materials with respect to which Rights Owner holds the rights to manufacture and sell prerecorded video cassettes and/or video discs within the Territory.

   1.4 "Cassettes" shall mean prerecorded video cassettes of the Pictures.

   1.5 "Territory" shall mean the Country of Japan

   1.6 "Subsidiary" shall mean Victor Musical Industries, Inc., and/or any other company or companies which "Rights Owner" owns outright or which owns more than 50% of the shares or other equity representing a right to elect or designate directors.

   2.  APPLICATION OF MACROVISION ANTICOPY PROCESS

       Subject to the terms and conditions of this Agreement, Macrovision hereby agrees to cause the Macrovision Anticopy Process to be applied (on a non-exclusive basis) within the Territory to Cassettes to be manufactured and sold by Rights Owner within the Territory. Rights Owner agrees to have the Macrovision Anticopy Process applied at its discretion to the prerecorded VHS and Beta video cassettes Rights Owner manufactures and distributes (or causes to be manufactured and distributed) within the Territory during the term of this Agreement. Application of the Macrovision Anticopy Process to the Cassettes shall be effected by one or more third party duplicators selected by Rights Owner to manufacture the Cassettes, provided that any such duplicator must have executed a Duplicator Agreement with Macrovision in form and substance satisfactory to Macrovision. Rights Owner shall not have any right to grant to anyone any rights in or to the Macrovision Anticopy Process. In the event that any legal action relating to the Macrovision Anticopy Process is brought against Macrovision or any threat thereof is made, Macrovision shall have the right to discontinue the application of the Macrovision Anticopy Process to Cassetts hereunder until such action or threatened action is resolved to Macrovision's reasonable satisfaction.

   3.  MACROVISION ANTICOPY PROCESS APPLICATION FEE AND PAYMENT TERMS

   3.1 Rights Owner shall pay to Macrovision an amount of Twenty cents ($.20) per Cassette for the application of the Macrovision Anticopy Process. Such amount will be due and payable in legal United States currency. Rights Owner agrees to remit payment to Macrovision's principal place of business or its' designated U.S. banking agent within 30 days of the end of each calendar month. Any amount which is not timely paid, shall be increased by a late charge imposed at the rate of 18% per annum, from the due date of such payment until the date of actual payment. The Rights Owner shall provide Macrovision with an executed copy of Relief from Japanese Income Tax on Royalties as evidence that Macrovision Corporation has fulfilled its 10% tax obligation to the Government of Japan.

   3.2 In case Macrovision shall enter into an agreement with any third party or adjust the rate of Macrovision Anticopy Process Application Fee in an existing agreement in any way which will authorize such party to have the Macrovision Anticopy Process applied to the prerecorded VHS and Beta video cassettes under the same scope of the authorization as permitted herein at rates of Macrovision Anticopy Process Application Fee lower than those provided for in Article 3 hereof. Macrovision will promptly notify Rights Owner in writing of the permittance of such authorization or the adjustment of such rate of Macrovision Anticopy Process Fee and Rights Owner shall have the option, at any time within sixty (60) days after such notification, to enter into such a similar agreement with Macrovision, and to substitute the same in place of this Agreement.

     4.  PROTECTION NOTICE

     Rights Owner may place or cause to be placed in a prominent position on each Cassette, or on the packaging for each Cassette, to which the Macrovision Anticopy Process is applied a notice in form and substance agreed to by Macrovision stating that the Cassette is protected by an anticopying process and including a trademark or tradename applicable to such process. Rights Owner shall place or cause to be placed the patent number(s) for the Macrovision Anticopy Process on each Cassette, or on the packaging for each Cassette, to which the Macrovision Anticopy Process is applied.

     5.  QUALITY CONTROL

     Macrovision shall advise each third party duplicator to employ reasonable manufacturing and quality standards with respect to the application of the Macrovision Anticopy Process to the Cassettes. Rights Owner shall authorize the duplicator to perform regular quality control checks of Cassettes to determine the adequacy of the recorded signal and the playability of the Cassettes. In addition, as and when reasonably requested by Macrovision, Rights Owner shall furnish to Macrovision random samples of the Cassettes being manufactured and sold by Rights Owner at any given time.

      6.  WARRANTY AND DISCLAIMER OF WARRANTIES AND LIABILITY

      6.1 (A) Cassettes to which the Macrovision Anticopy Process is applied will not produce any significant distortion resulting from the application of the Macrovision Anticopy Process when played on substantially all combinations of makes and models of video cassette recorders and television sets.

          (B) Macrovision will, at its expense, replace any defective cassette in which the defect is shown to have been caused by the Macrovision Anticopy Process and is not the result of faulty manufacture or an effect caused by improperly maintained consumer VCR/TV equipment.

          (C) A duplicated copy made from a Cassette to which the Macrovision Anticopy Process has been applied will cause significant distortion when the copy is played on most combinations of consumer video cassette recorders and consumer television sets. However, there may be certain combinations of consumer video cassette recorders (on which the Cassette to which the Macrovision Anticopy Process has been applied is played, on which the copy is recorded, and on which the copy is played) and consumer television sets with respect to which the copy will not cause significant distortion when played.

Additionally, Rights Owner understands that technological changes in video cassette recorders or television sets could adversely affect the effectiveness of the Macrovision Anticopy Process.

          (D) Macrovision shall not be responsible for correcting playability problems or any Cassettes unless Rights Owner notifies Macrovision in writing of such playability problems not later than ten (10) days after Rights Owner is first informed of the possibility of a playability problem for such Cassette.

          (E) Macrovision indemnifies the Rights Owner against all liability arising from any and all patent infringement claims made against Rights Owner resulting from the use of the Macrovision Anticopy Process which was applied during the term of this Agreement.

     THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHERS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     6.2 Except as expressly provided in this Section 6, Macrovision shall not be liable for damages arising out of or resulting from the application of the Macrovision Anticopy Process to Cassettes, nor shall it be liable to Rights Owner for consequential damages under any circumstances. Rights Owner agrees to assume all financial obligations for Cassettes manufactured and sold by it and to indemnify and hold

Macrovision harmless from and against any and all liabilities, costs, damages (including reasonable attorneys' fees and litigation costs, regardless of outcome) arising out of or relating to the manufacture, sale and use of Cassettes to which the Macrovision Anticopy Process is applied.

     6.3 Rights Owner agrees to give Macrovision prompt notice of every complaint, claim or lawsuit concerning Cassettes to which the Macrovision Anticopy Process is applied, and thereafter to keep Macrovision fully informed of the status thereof. Rights Owner agrees to keep a record of all complaints received with respect to Cassettes to which the Macrovision Anticopy Process is applied and to give Macrovision reasonable access to all such records.

     7.  TERM AND TERMINATION

     7.1 The Term of this Agreement commenced on NOVEMBER 29, 1988 and, subject to earlier termination as provided in this Section 7, this Agreement shall continue in full force and effect for a period of one (1) year from such date, and automatically renewed for one year unless there is a three-month prior notice in writing from either party for the termination or revision to the other.

     7.2 In the event of a material default by either party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and if within ten (10) days after such notice (or, if the default cannot reasonably be remedied within ten (10) days, within thirty (30) days after such notice), the defaulting party shall not have remedied such default, the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party.

     7.3 Upon any termination of this Agreement:

         (a) All rights granted to Rights Owner under this Agreement immediately shall revert to, and vest in, Macrovision and absolutely no interest whatsoever in any of such rights shall thereafter remain in Rights Owner or any of its successors; and

         (b) The Macrovision Anticopy Process shall not be applied to any Cassettes after such termination. (However, Rights Owner shall have the right to sell any units of the Cassettes to which the Macrovision Anticopy Process is applied prior to termination of this Agreement and which are unsold at the time of such termination.)

     7.4 No termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, Rights Owner from its obligations to make payments for application of the Macrovision Anticopy Process to Cassettes prior to such termination, or either party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform, any covenant, agreement, duty or obligation contained herein.

     8.  MAINTENANCE AND INSPECTION OF BOOKS AND RECORDS
     8.1 Rights Owner shall maintain books and records reflecting the number of Cassettes to which the Macrovision Anticopy Process is applied, the amounts paid and payable under this Agreement with respect to the Cassettes, and such other information as Macrovision may from time-to-time reasonably request with respect to the use of the Macrovision Anticopy Process.

     8.2 During normal business hours, Rights Owner shall make available to Macrovision for inspection, review, audit and copying any and all of its books and records which contain entries pertaining to the use of the Macrovision Anticopy Process, including such information as is required to be maintained pursuant to Section 8.1 hereof.

     8.3 If requested by Macrovision, Rights Owner shall require any third party duplicator to maintain books and records reflecting the number of Cassettes to which the Macrovision Anticopy Process is applied and such other information as Macrovision may from time-to-time reasonably request with respect to the use of the Macrovision Anticopy Process. Rights Owner shall authorize and direct duplicator to furnish to Macrovision monthly reports setting forth the number of Cassettes manufactured with respect to each Picture. Rights

Owner agrees to authorize and direct each duplicator to permit Macrovision to inspect, review, audit, and copy any and all of the duplicator's books and records which contain entries pertaining to the use of the Macrovision Anticopy Process, on reasonable prior notice during normal business hours.

     8.4 Macrovision shall use all reasonable efforts to hold confidential all information obtained pursuant to this Section 8 and to confine knowledge and use of such information to the employees, consultants and agents of Macrovision who require knowledge and use thereof in the ordinary course and scope of their employment by Macrovision, except to the extent that broader disclosure of such information is necessary to the exercise and/or protection of any right or interest of Macrovision under this Agreement.

     9.  SUBSIDIARY

         Any Subsidiary shall be deemed to be a party hereof on condition that Rights Owner is held responsible for the performance by respective Subsidiary of each and every provision of this Agreement, mutatis mutandis."

    10.  MISCELLANEOUS PROVISIONS

    10.1 GOVERNING LAW This Agreement shall be governed by and interpreted in accordance with the laws of the United States and particularly the State of California, without regard to

California's or any other jurisdiction's choice of law principles.

    10.2 ARBITRATION Any controversy or claim arising out of or relating to this Agreement or the breach thereof should be settled by mutual agreement of the parties. If such mutual agreement should not be reached within a reasonable period of time, all disputes arising from or in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with the said rules. The place of arbitration shall be New York, New York, U.S.A.

    10.3 RIGHTS CUMULATIVE Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

    10.4 NOTICES All notices, consents or demands of any kind which either party to this Agreement may be required or may desire to serve on the other party in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the party as follows:

If to Macrovision:

     Macrovision Corporation
     10201 Torre Ave., Suite 330
     Cupertino, California 95014
     Attention:  Chief Operating Officer

     cc:  David W. Herbst, Esq.
          Holtzmann, Wise & Shepard
          600 Hansen Way, Suite 200
          Palo Alto, California

If to Rights Owner:

     Victor Company of Japan, Ltd.
     Patent Department
     8-14, Nihonbashi-Honcho 4-Chome
     Chuo-Ku, Tokyo 103, Japan
     Attention:  Mr. Hideo Suzuki, General Manager

     Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party hereto may from time-to-time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

    10.5 SEVERABILITY

         If any of the provisions of this Agreement are held to be void or unenforceable, the parties agree that such determination shall not result in the nullity or unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

    10.6 COUNTERPARTS

         This Agreement may be executed in separate counterparts, each of which shall be deemed as an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

    10.7  WAIVER

          No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

    10.8  ENTIRE AGREEMENT

          This agreement, and any terms and conditions agreed to pursuant to this agreement, is intended by parties to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto and constitutes a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understanding relating to the same subject matter.

    10.9  AMENDMENTS

          No change in, modification of or addition to the terms and conditions contained herein shall be valid as between the parties unless set forth in a writing which is signed by authorized representatives of both the parties and which specifically states that it constitutes an amendment to this Agreement.

    10.10 ASSIGNMENT

          Rights Owner shall not assign its rights or obligations under this Agreement to any other person without the prior written approval of Macrovision, and any such attempt at assignment without such prior written approval shall be void.

    10.11 BINDING ON SUCCESSORS AND ASSIGNS

          Subject to the restrictions of Section 9.9, this Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

    10.12 CAPTIONS

          Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation of construction of this Agreement, nor as evidence of the intention of the parties hereto.

    10.13 DISCLAIMER OF AGENCY

          Nothing contained in this Agreement is intended or shall be construed so as to constitute Macrovision and Rights Owner as partners or joint ventures or as agents of each other. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf or or in the name of the other party or to bind the other party in any contract, agreement or undertaking with any third party.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.


MACROVISION CORPORATION


By          /s/ Eugene Eidenberg               Date         12/8/88
  -----------------------------------------         ----------------------
      Eugene Eidenberg, President

VICTOR COMPANY OF JAPAN, LIMITED

By          /s/ Kunio Kakigi                   Date      DEC. 27, 1988
  -----------------------------------------         ----------------------
   Kunio Kakigi
   President